EXHIBIT 99.2

               SERVICER'S INDEPENDENT ACCOUNTANT'S
             REPORT ON SERVICER'S SERVICING ACTIVITY
                 INDEPENDENT ACCOUNTANTS' REPORT


To the Board of Directors of AMRESCO Services, L.P.:

We have examined management's assertion about AMRESCO Services, L.P.'s (the "Company") (a wholly owned subsidiary of AMRESCO, Inc.) compliance with minimum servicing standards identified in the Mortgage Bankers Association of America's Uniform Single Attestation Program for Mortgage Bankers ("USAP") as of and for the year ended December 31, 1997, included in the accompanying management assertion. Management is responsible for the Company's compliance with these servicing standards. Our responsibility is to express an opinion on management's assertion about the Company's compliance based on our examination.

Our examination was made in accordance with standards established by the American Institute of Certified Public Accountants and accordingly, included examining, on a test basis, evidence about the Company's compliance with the servicing standards and performing such other procedures as we considered necessary in the circumstances. We believe that our examination provides a reasonable basis for our opinion. Our examination does not provide a legal determination on the Company's compliance with the servicing standards or its servicing agreements.

In our opinion, management's assertion that AMRESCO Services, L.P. complied with the aforementioned minimum servicing standards as of and for the year ended December 31, 1997, is fairly stated, in all material respects.



January 30, 1998


Deloitte & Touche LLP



January 30, 1998



Deloitte & Touche LLP
Texas Commerce Tower
220 Ross Avenue
Suite 1600
Dallas, Texas    75201

Dear Sirs:

As of and for the year ended December 31, 1997, AMRESCO Services, L. P., a subsidiary of AMRESCO, INC., has complied in all material respects with the minimum servicing standards set forth in the Mortgage Bankers Association of America's Uniform Single Attestation Program for Mortgage Bankers
(USAP).

A   list   of  the  securitized  and  bond-related  servicing
contracts covered by this representation is included in Appendix A.

For the period January 1, 1997 through December 30, 1997, AMRESCO Services, L. P. had in effect a fidelity bond in the amount of $10,000,000, errors and omissions liability coverage in the amount of $5,000,000, and mortgage impairment protection in the amount of $20,000,000. Beginning December 31, 1997, AMRESCO Services, L. P. increased its coverage, resulting in a fidelity bond in the amount of $23,000,000, errors and omissions liability coverage in the amount of $10,000,000, and mortgage impairment protection in the amount of $23,000,000.



/s/________________________________          January 30, 1998
Donnie M. Skidmore                           Date
President


/s/________________________________          January 30, 1998
Daniel B. Kirby                              Date
Senior Vice President


                                           Appendix A, Page 1

Following is a list of the securitized and bond-related servicing contracts which are covered by the attached USAP representation.

Contract  Date     Reference Name         Seller, Depositor or other
                                          Primary Party

Aug. 1, 1991    RTC 1991 M-1              Resolution Trust Corporation
Nov. 1, 1991    RTC 1991 M-5              Resolution Trust Corporation
Mar. 1, 1992    RTC 1992 C-2              Resolution Trust Corporation
Apr. 1, 1992    RTC 1992 C-3              Resolution Trust Corporation
Sept. 1, 1992   RTC 1992 C-6              Resolution Trust Corporation
Nov. 1, 1992    RTC 1992 C-8              Resolution Trust Corporation

Jan. 1, 1993    RTC 1993 C-1              Resolution Trust Corporation
Mar. 15, 1993   Investors  Savings 1988-A NationsBank of Virginia, N.A.
Aug. 12, 1993   Ross Park Mall 1993-A     Penn Ross Joint Venture
Sept. 10, 1993  Salomon 1993  C-1         Salomon Brothers Mortgage
                                           Securities VII, Inc.
Oct. 26, 1993   Kidder 1993 C1 (Crown)    Kidder Peabody Acceptance
                                           Corporation I
Nov. 12, 1993   DLJ  1993  MF17           DLJ Mortgage Acceptance Corp.
Dec. 1, 1993    New England 1993-1        New England Mutual Life
                                           Insurance Co.

Feb. 1, 1994    Forest City 1994-1        Nomura Asset Securities Corporation
Apr. 5, 1994    Freehold Raceway Mall     Freemall Finance, Inc.

June 1, 1995   NationsBanc 1995 M2        NationsBanc Mortgage Capital
                                           Corporation
Aug. 1, 1995   SASCO 1995 C-3             Structured Asset Securities
                                           Corporation
Aug. 15, 1995  Lakewood 1994 C-1          Lakewood Mall Finance Company
Sept. 1, 1995  Oregon 1995-1              Oregon Commercial Mortgage,
                                           Inc. 1995-1
Oct. 1, 1995   Nomura 1995 MD IV          Asset Securitization Corporation
July 1, 1995   JP Morgan 1995 C-1         J.P.Morgan Commercial Mortgage
                                           Finance Corp.

Jan. 1, 1996   JP Morgan 1996 C-2         J.P. Morgan Commercial Mortgage
                                           Finance Corp.
June 1, 1996   JP Morgan 1996 C-3         J.P. Morgan Commercial Mortgage
                                           Finance Corp.
Apr. 2, 1996   Nomura 1996 MD V           Nomura Asset Securities Corporation
May  1, 1996   NationsLink 1996-1         NationsLink Funding Corporation
May 29, 1996   Equitable S/A 174          The Equitable Life Assurance
                                           Society of the U.S.
June 28, 1996  Colonial Realty LP         Colonial Realty Limited Partnership
July 1, 1996   Security Capital Atlantic  Security Capital Atlantic
                                           Multifamily, Inc.
Aug. 1, 1996   Crystal Mortgage 1996-1    Crystal Run Property, Inc.
Oct. 1, 1996   SASCO 1996 C-1             Structured Asset Securities
                                           Corporation

Oct. 23, 1996  Nomura 1996 D-3            Asset Securitization Corporation
Nov. 25, 1996  Hospitality 1996 C-1       Hospitality Properties Mortgage
                                           Acceptance Corp.
Dec. 17, 1996  Nomura 1996 MD VI          Asset Securitization Corporation
Dec. 17, 1996  Potomac Gurnee Finance     Potomac Gurnee Finance Corp.


                                           Appendix A, Page 2

Contract  Date     Reference  Name        Seller, Depositor or other
                                          Primary Party

Feb. 1, 1997   IDB 1993-A                 Nomura Securities International,Inc
Feb. 6, 1997   JP Morgan 1997 C-4         J.P. Morgan Commercial Mortgage
                                           Finance Corp.
Mar. 27, 1997  Nomura 1997 D-4            Asset Securitization Corporation
Apr. 30, 1997  Franklin Park Finance      Franklin Park Finance, Inc.
Apr. 30, 1997  Willowbrook Finance        Willowbrook Finance Corporation
June 30, 1997  MSCI 1997 HF1              Morgan Stanley Capital I, Inc.
June 30, 1997  MSCI 1997 WF1              Morgan Stanley Capital I, Inc.
July 8, 1997   ACMF 1997 C-1              AMRESCO Commercial Mortgage
                                           Funding I Corporation
Aug. 14, 1997  GSM 1997-GL I              GS Mortgage Securities Corporation
                                            II
Sep. 29, 1997  SASCO 1997 C-1             Structured Asset Securities
                                           Corporation
Oct. 24, 1997  Nomura 1997 D-5            Asset Securitization Corporation
Nov. 3, 1997   USC Oakbrook 1997-1        USC Oakbrook, Inc.
Nov. 25, 1997  CSFB  1997-PS1             Credit Suisse First Boston
                                           Mortgage Securities Corp.